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                                                                    Exhibit 23.3

                         CONSENT OF RICHARD S. TRUTANIC
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     I consent to being named as about to become a director under the captions
"Management -- Executive Officers and Directors" and "Principal Stockholders" in the Registration Statement (Form S-1) dated August 19, 1996 of Allin Communications Corporation, the related Prospectus and any amendments thereto.



Arlington, Virginia
August 19, 1996                        /s/ Richard S. Trutanic
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